UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

STL Marketing Group, Inc.
(Name of Registrant As Specified In Charter)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF STL MARKETING GROUP, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

STL Marketing Group, Inc.
10 Boulder Crescent, Suite 102
Colorado Springs, CO 80903
(719) 219-5797

INFORMATION STATEMENT

(Preliminary)

November 3, 2014

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of STL Marketing Group, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.001 per share (the “Common Stock”), of STL Marketing Group, Inc., a Colorado corporation (the “Company”), to notify the Stockholders that on October 31, 2014, the Company received a majority written consent in lieu of a meeting of the holders (“Majority Stockholder”), holding in the aggregate approximately 76.95% of the total voting power of all issued and outstanding voting capital of the Company. The Majority Stockholder authorized the following:

•	The 1-for-15 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”);

On October 30, 2014, the Board approved the Reverse Stock Split and recommended to the Majority Stockholder that they approve the Reverse Stock Split. On October 31, 2014, the Majority Stockholder approved the Reverse Stock Split by written consent in lieu of a meeting in accordance with Colorado law.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Reverse Stock Split.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about November 13, 2014.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Reverse Stock Split

The Board believes that the Stockholders of the Company will benefit from the Reverse Stock Split because it believes that such Reverse Stock Split could be a catalyst for an increase in the stock price of the Common Stock, which in turn could increase the marketability and liquidity of the Company’s Common Stock, as well as increase the profile of the Company for private investment, acquisitions and other future opportunities that become available to the Company.

Accordingly, it is the Board’s opinion that the Reverse Stock Split would better position the Company to attract potential business candidates and provide the Stockholders a greater potential return.

INTRODUCTION

Colorado law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. Colorado law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about November 13, 2014.

This Information Statement contains a brief summary of the material aspects of the Reverse Stock Split approved by the Board of STL Marketing Group, Inc. and the Majority Stockholder.

Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock

As of November 3, 2014, there were 798,998,206 shares of our Common Stock issued and outstanding, 1,800,000 shares of our Series A Preferred Stock issued and outstanding, 1,400,000,000 shares of our Series B Preferred Stock issued and outstanding and 0 shares of our Series C Preferred Stock issued and outstanding. The Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have voting rights of 1 vote per share, 1 vote per share, 1.6 votes per share and 0 votes per shares, respectively. Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Reverse Stock Split is approximately 3,040,798,206. Pursuant to Colorado law, at least a majority of the voting equity of the Company are required to approve the Reverse Stock Split by written consent. The Majority Stockholder, which holds in the aggregate 2,340,000,000 of the voting shares or approximately 76.95% of the voting equity of the Company and have voted in favor of the Reverse Stock Split thereby satisfying the requirement under Colorado law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholders, the number of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock held by the Majority Stockholder, the total number of votes that the Majority Stockholder voted in favor of the Reverse Stock Split and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Majority Stockholder	Number of Shares of Common Stock Beneficially Held	Number of Shares of Series A Preferred Stock Beneficially Held	Number of Shares of Series B Preferred Stock Beneficially Held(4)	Number of Shares of Series C Preferred Stock Beneficially Held	Number of Votes that Voted in favor of the Authorized Share Increase	Percentage of Voting Equity(1)(2)
Verstant I, Inc. (3)	100,000,000	0	1,400,000,000	0	2,340,000,000	76.95%

(1) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are 798,998,206 shares of common stock, 1,800,000 shares of Series A Preferred Stock, 1,400,000,000 shares of Series B Preferred stock and 0 shares of Series C Preferred Stock, respectively, issued and outstanding as of November 3, 2014 including securities exercisable or convertible into shares of Common Stock within sixty (60) days hereof for each stockholder.

(3) The shares held by Versant I, Inc. are owned by Jose P. Quiros, our Chief Executive Officer.

(4) The Series B Preferred Stock is equal to 1.6 votes per share.

ACTIONS TO BE TAKEN

The Reverse Stock Split will become effective on the date that we file the Certificate of Amendment to the Amended Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Colorado. We intend to file the Amendment with the Secretary of State of the State of Colorado promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

Notwithstanding the foregoing, we must first notify FINRA of the intended Reverse Stock Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

We currently expect to file the Amendment on or about December 3, 2014.

1-FOR-15 REVERSE STOCK SPLIT

GENERAL

Our Board approved by unanimous written consent a 1-for-15 reverse stock split (the “Reverse Stock Split”). Pursuant to the Reverse Stock Split, each 15 shares of our Common Stock will be automatically converted, without any further action by the Stockholders, into one share of Common Stock.  No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share.  The Company anticipates that the effective date of the Reverse Stock Split will be December 18, 2014.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PURPOSE AND EFFECT OF THE REVERSE STOCK SPLIT

Our Board believes that, among other reasons, the number of outstanding shares of Common Stock have contributed to a lack of investor interest in the Company and has made it difficult for the Company to attract new investors and potential business candidates.  Our Board proposed the Reverse Stock Split as one method to attract business opportunities for the Company. Our Board believes that the Reverse Stock Split could increase the stock price of our Common Stock and that the higher stock price could help generate interest in the Company by investors and provide business opportunities.

However, the effect of the Reverse Stock Split, if any, upon the stock price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies like us is varied. Further, we cannot assure you that the stock price of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding as a result of the Reverse Stock Split because, among other things, the stock price of our Common Stock may be based on our performance and other factors as well.

The principal effect of the Reverse Stock Split will be the reduction in the number of shares of Common Stock issued and outstanding from 798,998,206 shares as of November 3, 2014 to approximately 53,266,548 shares (depending on the number of fractional shares that are issued). The Reverse Stock Split will affect all of our Stockholders uniformly and will not affect any Stockholders percentage ownership interest in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our Stockholders holding a fractional share of our Common Stock. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market capitalization of the Company. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

By reducing the number of issued and outstanding shares of Common Stock, more shares of Common Stock are available for issuance as a result of the Reverse Stock Split. The Board believes that the availability of more shares of Common Stock for issuance will allow the Company greater flexibility in pursuing financing from investors and issuing shares of Common Stock in exchange for such financing, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment. Although the foregoing effect is mitigated somewhat by the reduction in the number of authorized shares of Common Stock described below, the number of shares of Common Stock remaining available for issuance is still greater than prior to the Reverse Stock Split because we are not reducing the total number of authorized shares of Common Stock by the same ratio as the Reverse Stock Split.

The following chart depicts the capitalization structure of the Company both pre-Reverse Stock Split and post-Reverse Stock Split (the post-split shares of Common Stock may differ slightly based on the number of fractional shares):

Pre-Reverse Stock Split

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
2,600,000,000	798,998,206	1,801,001,794

Post-Reverse Stock Split

Authorized Shares	Issued Shares	Authorized but Unissued
2,600,000,000	53,266,548	2,546,733,452

CERTAIN RISKS ASSOCIATED WITH REVERSE STOCK SPLIT

You should recognize that you will own a lesser number of shares of Common Stock than you presently own. While we hope that the Reverse Stock Split will result in an increase in the potential stock price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the potential stock price of our Common Stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the stock price of our Common Stock could be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of Stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, we cannot assure you that the Reverse Stock Split will achieve the desired results that have been outlined above.

Following the Reverse Stock split, there will be approximately 745,731,658 additional shares of Common Stock available for issuance by the Board, without further shareholder approval, for stock dividends, acquisitions, raising additional capital, stock options or other corporate purposes. The additional shares of Common Stock could be used for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although there are no immediate plans to do so. Assurances cannot be provided that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company’s business or the trading price of the Common Stock. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of available authorized shares of Common Stock be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding. Other than convertible notes and other agreements previously disclosed by the Company in its public filings, there is currently no plan, agreement or other understanding that could require the Company to issue shares of Common Stock

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the Reverse Stock Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of Common Stock.

The Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reason for the Reverse Stock Split is to increase the amount of shares of Common Stock that the Company is able to issue in order to attract potential investors and conduct equity financings.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

We anticipate that the Reverse Stock Split will become effective on December 18, 2014, or as soon thereafter as is reasonably practicable (the “Effective Date”). Beginning on the Effective Date, each stock certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of Common Stock.

Our transfer agent, Vstock Transfer LLC, will act as exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of pre- Reverse Stock Split shares of Common Stock are asked to surrender to the Exchange Agent stock certificates representing pre-Reverse Stock Split shares of Common Stock in exchange for stock certificates representing post- Reverse Stock Split shares of Common Stock in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new stock certificates will be issued to a Stockholder until such Stockholder has surrendered the outstanding stock certificate(s) held by such Stockholder, together with a properly completed and executed letter of transmittal.

Further, prior to filing the amendment to the Certificate of Incorporation reflecting the Reverse Stock Split, we must first notify the Financial Industry Regulatory Authority (“FINRA”) by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to our anticipated record date of December 3, 2014, for the Reverse Stock Split. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share.

NO APPRAISAL RIGHTS

Under Colorado law, our Stockholders are not entitled to appraisal rights in connection with the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Capital Stock as of November 3, 2014 of (i) each person known to us to beneficially own more than 5% of Capital Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group. As of November 3, 2014, there were 798,998,206 shares of our Common Stock issued and outstanding, 1,800,000 shares of our Series A Preferred Stock issued and outstanding, 1,400,000,000 shares of our Series B Preferred Stock issued and outstanding and 0 shares of our Series C Preferred Stock issued and outstanding. The Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have voting rights of 1 vote per share, 1 vote per share, 1.6 votes per share and 0 votes per shares, respectively.

	Common Stock		Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		All Stock
Name and Address of Beneficial Owner (1)(2)	Number of Shares Owned (9)	Percent of Class (10)	Number of Shares Owned (9)	Percent of Class (10)	Number of Shares Owned (9)	Percent of Class (10)	Number of Shares Owned (9)	Percent of Class (10)
Versant I, Inc. (3)	100,000,000	12.52%			1,400,000,000	100%			1,500,000,000	12.52% of Common Stock 100% of Series B Preferred Stock
Jaime L. Kniep										0%
Pedro Quiros										0%
All Directors and Executive Officers as a Group	100,000,000	12.52%			1,400,000,000	100%				12.52% of Common Stock 100% of Series B Preferred Stock
Full Moon Night Corp (4)			531,000	29.50%					531,000	29.50%
Red Canyon Investments Corp. (5)			531,000	29.50%					531,000	29.50%
Grupos Unidos Tres Ele, S.A. (6)			246,000	13.67%					246,000	13.67%
Almunidos, S.A. (7)			246,000	13.67%					246,000	13.67%
Portafolio de Inversiones Lulu, S.A. (8)			246,000	13.67%					246,000	13.67%

(1) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2) Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are 798,998,206 shares of common stock, 1,800,000 shares of Series A Preferred Stock, 1,400,000,000 shares of Series B Preferred stock and 0 shares of series C Preferred Stock, respectively, issued and outstanding as of  November 3, 2014 including securities exercisable or convertible into shares of Common Stock within sixty (60) days hereof for each stockholder.

(3) The shares held by Versant I, Inc. are owned by Jose P. Quiros, our Chief Executive Officer.

(4) Full Moon Night Corp., which is owned by Dieter Melchior residing in San Jose, Costa Rica, owns 531,000 shares of Series A Preferred Stock. Mr. Melchior is the beneficial owner and has sole dispositive voting power of such shares.

(5) Red Canyon Investments Corp., which is owned by Emilia Gamboa residing in San Jose, Costa Rica, owns 531,000 shares of Series A Preferred Stock. Ms. Gamboa is the beneficial owner and has sole dispositive voting power over such shares.

(6) Grupos Unídos Tres Ele, S.A., which is owned by German Losilla residing in San Jose, Costa Rica, owns 246,000 shares of Series A Preferred Stock. Mr. Losilla is the beneficial owner and has sole dispositive voting power over such shares.

(7) Almunidos S.A., which is owned by Jose Losilla residing in San Jose, Costa Rica, owns 246,000 shares of Series A Preferred Stock. Mr. Losilla is the beneficial owner and has sole dispositive voting power over such shares.

(8) Portafolio de Inversiones Lulu S.A., which is owned by Oscar Luis Chaves residing in San Jose, Costa Rica, owns 246,000 shares of Series A Preferred Stock. Mr. Chaves is beneficial owner and has sole dispositive voting power over such shares.

(9) “Beneficial Owner” means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power. The mailing address for all officers, directors and 5% beneficial owners is 10 Boulder Crescent, Suite 102 Colorado Springs, CO 80903.

(10) For each shareholder, the calculation of percentage of beneficial ownership is based upon the aggregate voting power outstanding as of November 3, 2014, and shares of capital stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The total aggregate amount of votes is approximately 3,040,798,206. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following document, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2013

You may request a copy of these filings, at no cost, by writing STL Marketing Group, Inc. at 10 Boulder Crescent, Suite 102 Colorado Springs, CO 80903 or telephoning the Company at (719) 219-5797. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 10 Boulder Crescent, Suite 102 Colorado Springs, CO 80903 or telephone at (719) 219-5797.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/José P. Quires

Chief Executive Officer

Dated: November 3, 2014